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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 1, 2003



                               Jarden Corporation
                               ------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     0-21052                 35-1828377
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


555 Theodore Fremd Avenue, Rye, New York                               10580
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(Address of principal executive offices)                            (Zip Code)


        Registrant's telephone number, including area code (914) 967-9400



          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 5.       Other Events

              On May 1, 2003, Jarden Corporation (the "Company") and certain of its subsidiaries entered into an Underwriting Agreement with CIBC World Markets Corp. and Banc of America Securities LLC relating to the issuance of $30 million of 9 3/4% Senior Subordinated Notes due 2012 (the "Notes") under the Company's Registration Statement on Form S-3 (File No. 333-102387) and intends to consummate the sale of the Notes on May 8, 2003.

Item 7.       Financial Statements and Exhibits

             (c) Exhibits.

                 The following exhibits are filed as part of this report:

Exhibit       Description
-------       -----------

1.1 Underwriting Agreement, dated as of May 1, 2003, among the Company, Alltrista Newco Corporation, Alltrista Plastics Corporation, Alltrista Zinc Products, L.P., Hearthmark, Inc., Quoin Corporation, Tilia, Inc., Tilia Direct, Inc., Tilia International, Inc. (collectively, the "Guarantors"), CIBC World Markets Corp., and Banc of America Securities LLC. *

4.1 Form of First Supplemental Indenture, dated as of May 8, 2003, among the Company, the Guarantors, and The Bank of New York, as trustee, together with the form of note and guarantee attached thereto. *

5.1           Opinion of Kane Kessler, P.C. *

5.2           Opinion of Ice Miller. *

              --------------
              * Filed herewith.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 7, 2003

                                                 JARDEN CORPORATION


                                              By:/s/ Desiree DeStefano
                                                 -----------------------------
                                                 Name:  Desiree DeStefano
                                                 Title: Senior Vice President